SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                             November 29, 1999
             --------------------------------------------------
              Date of Report (Date of Earliest Event Reported)


                      Petrie Stores Liquidating Trust
             --------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


           New York                    0-3777               22-6679945
 ----------------------------     ----------------      --------------------
 (State or Other Jurisdiction     (Commission File        (IRS Employer
    of Incorporation)                 Number)           Identification No.)


                                201 Route 17
                                 Suite 300
                        Rutherford, New Jersey 07070
       -------------------------------------------------------------
           (Address of Principal Executive Offices and Zip Code)

                               (201) 635-9637
       -------------------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)

                                    N/A
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



 Item 5.   Other Events.

           On November 29, 1999, Petrie Stores Liquidating Trust (the "Liquidating Trust") and Canadian Imperial Bank of Commerce ("CIBC") terminated the Master Agreement, dated as of November 19, 1997, between the Liquidating Trust and CIBC (the "Master Agreement"), prior to the Master Agreement's scheduled termination date of December 3, 1999. In connection with the termination, the Liquidating Trust delivered to CIBC the 2,000,000 shares of Toys "R" Us, Inc. common stock which were subject to the Master Agreement in exchange for a cash payment of approximately $61.4 million. The Liquidating Trust had entered into the Master Agreement in order to protect the Liquidating Trust against certain investment risks associated with holding 2,000,000 shares of Toys "R" Us, Inc. common stock.

           After giving effect to the termination of the Master Agreement, the Liquidating Trust holds a total of 1,688,576 shares of Toys "R" Us, Inc. common stock.



                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date:  December 1, 1999


                                   PETRIE STORES LIQUIDATING TRUST


                                   By: /s/ Stephanie R. Joseph
                                      -----------------------------------
                                      Stephanie R. Joseph
                                      Manager and Chief Executive Officer